Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Saudi National Bank

Address of Joint Filer:	4th Floor Tower B
SNB Regional Building
King Saud Road, P.O. Box 22216

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Carlyle Credit Solutions, Inc. (NONE)

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	June 30, 2022

Designated Filer:	Saudi National Bank

Signature:

Saudi National Bank	Saudi National Bank

/s/ Fahad Al Hunaiti	/s/ Ahmed Aldhabi
Name: Fahad Al Hunaiti	Name: Ahmed Aldhabi
Title: Head, Principal Strategies	Title: Group Chief Financial Officer

July 1, 2022	July 1, 2022
Date	Date

Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	SNB Capital Company

Address of Joint Filer:	4th Floor Tower B
SNB Regional Building
King Saud Road, P.O. Box 22216

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Carlyle Credit Solutions, Inc. (NONE)

Date of Earliest Transaction Required to be
Reported (Month/Day/Year):	June 30, 2022

Designated Filer:	Saudi National Bank

Signature:

SNB Capital Company

/s/ Abdullah Alnahdi
Name: Abdullah Alnahdi
Title: Chief Finance Officer

July 1, 2022
Date